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                                                                   EXHIBIT 10.13

FINOVA

                           LOAN AND SECURITY AGREEMENT

BORROWER:    ROCKFORD CORPORATION

ADDRESS:     648 SOUTH RIVER DRIVE
             TEMPE, ARIZONA 85281

DATE:        JUNE ___, 1997

THIS LOAN AND SECURITY AGREEMENT ("Agreement") dated the date set forth above, is entered into by and between the borrower named above (jointly and severally, the "Borrower"), whose address is set forth above and FINOVA CAPITAL CORPORATION ("Lender"), whose address is 355 South Grand Avenue, Suite 2400, Los Angeles, California 90071.

1.       LOANS.

    1.1 Total Facility. Upon the terms and conditions set forth herein and provided that no Event of Default or event which, with the giving of notice or the passage of time, or both, would constitute an Event of Default, shall have occurred and be continuing, Lender shall, upon Borrower's request, make advances to Borrower from time to time in an aggregate outstanding principal amount not to exceed the Total Facility amount (the "Total Facility") set forth on the schedule hereto (the "Schedule"), subject to deduction of reserves for accrued interest and such other reserves as Lender deems proper from time to time, and less amounts Lender may be obligated to pay in the future on behalf of Borrower. The Schedule is an integral part of this Agreement and all references to "herein", "herewith" and words of similar import shall for all purposes be deemed to include the Schedule.

    1.2 Loans. Loan advances shall be comprised of the amounts shown on the Schedule.

    1.3 Overlines. If at any time or for any reason the outstanding amount of advances made pursuant hereto exceeds any of the dollar or percentage limitations contained in the Schedule (any such excess, an "Overline"), then Borrower shall, upon Lender's demand, immediately pay to Lender, in cash, the full amount of such Overline. Without limiting Borrower's obligation to repay to Lender on demand the amount of an, Overline, Borrower agrees to pay Lender interest on the outstanding principal amount of any Overline, on demand, at the rate set forth in on the Schedule.

    1.4    [RESERVED].

    1.5 Loan Account. All advances made hereunder shall be added to and deemed part of the Obligations when made. Lender may from time to time charge all Obligations of Borrower to Borrower's; loan account with Lender.

2.       CONDITIONS PRECEDENT.

    2.1 Initial Advance. The obligation of Lender to make the initial advance hereunder is subject to the fulfillment, to the satisfaction of Lender and its counsel, of each of the following conditions on or prior to the date set forth on the Schedule: (a) Loan Documents. Lender shall have received (i) each of the Loan Documents, executed by each of the parties thereto and, if applicable, duly acknowledged for recording or filing in the appropriate governmental offices;
(ii) such Blocked Account or Dominion Account agreements as it shall determine; and (iii) such other documents, instruments and agreements in connection herewith as Lender shall require, executed, certified and/or acknowledged by such parties as Lender shall designate, (b) Terminations by Existing Lender. Borrower's existing lender shall have executed and delivered UCC termination statements and other documentation evidencing the termination of its liens and security interests in the assets of Borrower or a subordination agreement in form and substance satisfactory to Lender in its sole discretion; (c) Charter Documents.


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FINOVA                           LOAN AND SECURITY AGREEMENT


Lender shall have received copies of Borrower's By-laws and Articles or Certificate of Incorporation, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of Borrower; (d) Good Standing. Lender shall have received a certificate of corporate status with respect to Borrower, dated within ten (10) days of the Closing Date, by the Secretary of State of the state of incorporation of Borrower, which certificate shall indicate that Borrower is in good standing in such state; (e) Foreign Qualification. Lender shall have received certificates of corporate status with respect to Borrower and each other Loan Party, each dated within ten (10) days of the Closing Date, issued by the Secretary of State of each state in which its failure to be duly qualified or licensed would have a material adverse effect on the financial condition or assets of Borrower, indicating that Borrower is in good standing;
(f) Authorizing Resolutions and Incumbency. Lender shall have received a certificate from the Secretary of Borrower attesting to (i) the adoption of resolutions of Borrower's Board of Directors and Shareholders (if necessary) authorizing the borrowing of money from Lender and execution and delivery of this Agreement and the other Loan Documents to which Borrower is a party, and authorizing specific officers of Borrower to execute same, and (ii) the authenticity of original specimen signatures of such officers; (g) Insurance. Lender shall have received the insurance certificates and certified copies of policies required by Section 4.4 hereof, in form and substance satisfactory to Lender and its counsel; (h) Title Insurance. Lender shall have received binding commitments to issue such title insurance with respect to Collateral comprised of real property as it shall determine; (i) Searches, Certificates of Title. Lender shall have received searches reflecting the filing of its financing statements and fixture filings in such jurisdictions as it shall determine, and shall have received certificates of title with respect to the Collateral which shall have been duly executed in a manner sufficient to perfect all of the security interests granted to Lender, (j) Landlord and Mortgagee Waivers. Lender shall have received landlord and mortgagee waivers from the lessors and mortgagees of all locations where any Collateral is located; the landlord waivers shall include, without limitation, a Landlord's Waiver and Consent, in form and substance satisfactory to Lender, which shall provide, among other items, for certain rights in favor of Lender to cure defaults under such lease, for a subordination to the Loans of such landlord's lien rights, and for Lender's right to continue occupancy of such premises in the event of defaults by Borrower pursuant either to the lease or the Loan Documents; (k) Fees. Borrower shall have paid all fees payable by it on the Closing Date pursuant to this Agreement; (1) Opinion of Counsel. Lender shall have received an opinion of Borrower's counsel covering such matters as Lender shall determine in its sole discretion, (m) Officer Certificate. Lender shall have received a certificate of the President and the Chief Financial Officer or similar official of Borrower, attesting to the accuracy of each of the representations and warranties of Borrower set forth in the Agreement and the fulfillment of all conditions precedent to the initial advance thereunder; (n) Solvency Certificate. Lender shall have received a signed certificate of the Borrower's duly elected Chief Financial Officer concerning the solvency and financial condition of Borrower, in a form satisfactory to Lender; (o) Interest Rate Protection. In the event Borrower elects a variable rate of interest with respect to any Term Loan, Borrower shall have entered into one or more interest rate protection agreements (collectively, the "Rate Cap Agreement") in form and substance and with a financial institution acceptable to Lender with respect to no less than 50% of the beginning principal balance of such Term Loan; (p) Environmental - Assessment. Borrower shall provide evidence satisfactory to Lender that the subject transaction is environmentally acceptable. If required by Lender, Borrower shall have retained a firm acceptable to Lender and, knowledgeable in environmental matters to perform a Phase I environmental investigation of the real property owned, operated or occupied by Borrower and the surrounding areas. Such investigation may include, but not be limited to, soil and ground water testing and core samplings to fully identify the scope of any environmental issues impacting the transaction. All costs incurred in performing such investigation shall be borne by Borrower. The scope and results of such investigation must be satisfactory to Lender in form and substance. All costs associated with compliance with the Applicable Laws, as indicated by such investigation, shall be the sole responsibility of Borrower. Prior to the Closing, there shall have been reported to the appropriate regulatory agencies such matters concerning the condition of all real property owned, occupied, or operated by Borrower as Lender, in its sole discretion, has determined are subject to a reporting obligation under Applicable Laws; (q) Schedule Conditions. Borrower shall have compiled with all additional conditions precedent as set forth in the Schedule attached hereto; and (r) Other Matters. All other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been executed, delivered, and recorded and/or filed (where applicable), and shall be in form and substance satisfactory to Lender and its counsel.

    2.2 Subsequent Advances. The obligation of Lender to make any advance hereunder (including the initial advance) shall be subject to the further conditions precedent that, on and as of the date of such advance: (a) The representations and warranties of Borrower set forth in this Agreement shall be accurate, before and after giving effect to such advance or issuance and to the application of any proceeds thereof, (b) No Event of Default and no event which, with notice or passage of time or both, would constitute an Event of Default has occurred and is continuing, or would result from such advance or issuance or from the application of any proceeds thereof, (c) no material adverse change has occurred in the Borrower's business, operations, financial condition, or assets or in the condition of the Collateral, or in the prospect of repayment


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FINOVA                           LOAN AND SECURITY AGREEMENT


of the Obligations; and (d) Lender shall have received such other approvals, opinions or documents as Lender shall reasonably request.

3.    INTEREST RATE AND OTHER CHARGES.

    3.1 Interest; Fees. Borrower shall pay Lender interest on the daily outstanding balance of Borrower's loan account at the per annum rate set forth on the Schedule. Borrower shall also pay Lender the fees set forth on the Schedule.

    3.2 Default Interest Rate. Upon the occurrence of an Event of Default, Borrower shall pay Lender interest on the daily outstanding balance of Borrower's loan account at a rate per annum which is two percent (2%) in excess of the highest rate of interest (in the absence of an Event of Default) at which any part of the Obligations accrue pursuant to the Schedule.

    3.3 Examination Fees. Borrower agrees to pay to Lender an examination fee in the amount set forth on the Schedule in connection with each audit or examination of Borrower performed by Lender prior to or after the date hereof. Without limiting the generality of the foregoing, Borrower shall pay to Lender an initial examination fee in an amount equal to the amount set forth on the Schedule. Such initial examination fee shall be deemed fully earned at the time of payment and due and payable upon the closing of this transaction, and shall be deducted from any good faith deposit paid by Borrower to Lender prior to the date of this Agreement.

    3.4 Excess Interest. The contracted for rate of interest of the Loans contemplated hereby, without limitation, shall consist of the following: (i) the interest rate set forth on the Schedule, calculated and applied to the principal balance of the Obligations in accordance with the provisions of this Agreement,
(ii) interest after an Event of Default, calculated and applied to the amount of the Obligations in accordance with the provisions hereof, and (iii) all Additional Sums, if any. Borrower agrees to pay an effective contracted for rate of interest which is the sum of the above-referenced elements. The examination fees, attorneys' fees, expert witness fees, letter of credit fees, collateral monitoring fees, closing fees, facility fees, Termination Fees, Unused Line Fees, other charges, goods, things in action or any other sums or things of value paid or payable by Borrower (collectively, the "Additional Sums"), whether pursuant to this Agreement or any other documents or instruments in any way pertaining to this lending transaction, or otherwise with respect to this lending transaction, that under any applicable law may be deemed to be interest with respect to this lending transaction, for the purpose of any applicable law that may limit the maximum amount of interest to be charged with respect to this lending transaction, shall be payable by Borrower as, and shall be deemed to be, additional interest and for such purposes only, the agreed upon and "contracted for rate of interest" of this lending transaction shall be deemed to be increased by the rate of interest resulting from the inclusion of the Additional Sums.

    It is the intent of the parties to comply with the usury laws of the State of Arizona (the "Applicable Usury Law"). Accordingly, it is agreed that notwithstanding any provisions to the contrary in this Agreement, or in any of the documents securing payment hereof or otherwise relating hereto, in no event whatsoever shall this Agreement or such documents require the payment or permit the collection of interest or other charges in the nature of interest in excess of the maximum contract rate permitted by the Applicable Usury Law (the "Maximum Interest Rate"). In the event (a) any such excess of interest otherwise would be contracted for, charged or received from Borrower or otherwise in connection with the Loans evidenced hereby, (b) the maturity of the Obligations is accelerated in whole or in part, or (c) all or part of the Obligations shall be prepaid, so that under any of such circumstances the amount of interest contracted for, shared or received in connection with the Loans evidenced hereby, would exceed the Maximum Interest Rate, then in any such event (1) the provisions of this Section 3.4 shall govern and control, (2) neither Borrower nor any other person or entity now or hereafter liable for the payment of the Obligations shall be obligated to pay the amount of such interest to the extent that it is in excess of the Maximum Interest Rate, (3) any such excess which may have been collected shall be either be applied as a credit against the then unpaid principal amount of the Obligations or refunded to Borrower, at Lender's option, and (4) the effective rate of interest shall be automatically reduced to the Maximum Interest Rate. It is further agreed, without limiting the generality of the foregoing, that to the extent permitted by the Applicable Usury Law, (x) all calculations of interest which are made for the purpose of determining whether such rate would exceed the Maximum Interest Rate shall be made by amortizing, prorating, allocating and spreading during the period of the full stated term of the Loans evidenced hereby, all interest at any time contracted for, charged or received from Borrower or otherwise in connection with such Loans; and (y) in the event that the effective rate of interest on the Loans should at any time exceed the Maximum Interest Rate, such excess interest that would otherwise have been collected had there been no ceiling imposed by the Applicable Usury Law shall be paid to Lender from time to time, if and when the effective interest rate on the Loans otherwise falls below the Maximum Interest Rate, to the extent that interest paid to the date of calculation does not exceed the Maximum Interest Rate, until the entire amount of interest which would otherwise have been collected had there been no ceiling imposed by the Applicable Usury Law has been paid in full. Borrower further agrees that should the Maximum Interest Rate be increased at anytime hereafter because of a change in the Applicable Usury Law, such increases shall apply to all indebtedness evidenced hereby regardless of when incurred; but, again to the extent not


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FINOVA                           LOAN AND SECURITY AGREEMENT


prohibited by the Applicable Usury Law, should the Maximum Interest Rate be decreased because of a change in the Applicable Usury Law, such decreases shall not apply to the indebtedness evidenced hereby regardless of when incurred.

4.    COLLATERAL

    4.1 Security Interest in the Collateral. To secure the payment and performance of the Obligations when due, Borrower hereby grants to Lender a first priority security interest in all of Borrower's now owned or hereafter acquired or arising Inventory, Equipment, Receivables, Trademarks, Licenses, and Patents and General Intangibles, including, without limitation, all of Borrower's Deposit Accounts, Investment Property, money, any and all property now or at any time hereafter in Lender's possession (including claims and credit balances), and all proceeds (including proceeds of any insurance policies, proceeds of proceeds and claims against third parties), all products and all books and records related to any of the foregoing (all of the foregoing, together with all other property in which Lender may be granted a lien or security interest, is referred to herein, collectively, as the "Collateral").

    4.2 Perfection and Protection of Security Interest. Borrower shall, at Borrower's expense, take all actions requested by Lender at any time to perfect, maintain, protect and enforce Lender's security interest and other rights in the Collateral and the priority thereof from time to time, including, without limitation, (i) executing and filing financing or continuation statements and amendments thereof and executing and delivering such documents and titles in connection with motor vehicles as Lender shall require, all in form and substance satisfactory to Lender, (ii) maintaining a perpetual inventory and complete and accurate stock records, (iii) delivering to Lender warehouse receipts covering any portion of the Collateral located in warehouses and for which warehouse receipts are issued, and transferring Inventory to warehouses designated by Lender, (iv) placing notations on Borrower's books of account to disclose Lender's security interest therein and (v) delivering to Lender all letters of credit on which Borrower is named beneficiary. Lender may file, without Borrower's signature, one or more financing statements disclosing Lender's security interest under this Agreement. Borrower agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement. If any Collateral is at any time in the possession, or control of any warehouseman, bailee or any of Borrower's agents or processors, Borrower shall notify such Person of Lender's security interest in such Collateral and, upon Lender's request, instruct them to hold all such Collateral for Lender's account subject to Lender's instructions. From time to time, Borrower shall, upon Lender's request, execute and deliver confirmatory written instruments pledging the Collateral to Lender, but Borrower's failure to do so shall not affect or limit Lender's security interest or other rights in and to the Collateral. Until the Obligations have been fully satisfied and. Lender's obligation to make further advances hereunder has terminated, Lender's security interest in the Collateral shall continue in full force and effect.

    4.3 Preservation of Collateral. Lender may, in its sole discretion, at any time discharge any lien or encumbrance on the Collateral or bond the same, pay any insurance, maintain guards, pay any service bureau, obtain any record or take any other action to preserve the Collateral and charge the cost thereof to Borrower's loan account as an Obligation.

    4.4 Insurance. Borrower shall maintain and deliver evidence to Lender of such insurance as is required by Lender, written by insurers, in amounts, and with lender's loss payee and other endorsements, satisfactory to Lender. All premiums with respect to such insurance shall be paid by Borrower as and when due. Accurate and complete copies of the policies shall be delivered by Borrower to Lender. If Borrower fails to comply with this Section 4.4, Lender may (but shall not be required to) procure such insurance at Borrower's expense and charge the cost thereof to Borrower's loan account as an Obligation.

5.      EXAMINATION OF RECORDS, FINANCIAL REPORTING.

    5.1 Examinations. Lender shall at all reasonable times have full access to and the right to examine, audit, make abstracts and copies from and inspect Borrower's records, files, books of account and all other documents, instruments and agreements relating to the Collateral and the right to check, test and appraise the Collateral, Borrower shall deliver to Lender any instrument necessary for Lender to obtain records from any service bureau maintaining records for Borrower. All instruments and certificates prepared by Borrower showing the value of any of the Collateral shall be accompanied, upon Lender's request, by copies of related purchase orders and invoices. Lender may, at any time after the occurrence of an Event of Default, remove from Borrower's premises Borrower's books and records (or copies thereof) or require Borrower to deliver such books and records or copies to Lender. Lender may, without expense to Lender, use such of Borrower's personnel, supplies and premises as may be reasonably necessary for maintaining or enforcing Lender's security interest.

    5.2 Reporting Requirements. Borrower shall furnish Lender, upon request, such information and statements as Lender shall request from time to time regarding Borrower's business affairs, financial condition and the results of its operations. Without limiting the generality of the foregoing, Borrower shall provide Lender with: (i) copies of sales journals, cash receipts journals, deposit slips and Lender's standard form collateral and loan reports, daily;
(ii) upon Lender's request, copies of sales invoices,


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FINOVA                           LOAN AND SECURITY AGREEMENT


customer statements and credit memoranda issued, remittance advices and reports;
(iii) copies of shipping and delivery documents, upon request. (iv) on or prior to the dates set forth on the Schedule, monthly agings (aged from invoice date) and reconciliations of Receivables (with listings of concentrated accounts), payables reports (including agings), inventory reports (including a perpetual inventory listing) and unaudited financial statements with respect to the prior month prepared on a basis consistent with such statements prepared in prior months and otherwise in accordance with generally accepted accounting principles, consistently applied; (v) audited annual financial statements, prepared in accordance with generally accepted accounting principles applied on a basis consistent with the most recent Prepared Financials provided to Lender by Borrower, with the unqualified report thereon of independent certified public accountants acceptable to Lender, as soon as available, and in any event, within one hundred and twenty (120) days after the end of each of Borrower's fiscal years; (vi) an annual operating budget (including income statements, balance sheets and cash flow statements by month) for the upcoming fiscal year, at least thirty (30) days prior to the end of Borrower's fiscal year; (vii) such certificates relating to the foregoing as Lender may request, including, without limitation, a monthly certificate from the president and the chief financial officer of Borrower showing Borrower's compliance with each of the financial covenants set forth in this Agreement, and stating whether any Event of Default has occurred or event which, with giving of notice or the passage of time, or both, would constitute an Event of Default, and if so, the steps being taken to prevent or cure such Event of Default, and (viii) a borrowing base report in connection with and together with each request for an advance hereunder.

6.    COLLATERAL REPORTING; INVENTORY

    6.1 Invoices. Borrower shall not re-date any invoice or sale. from the original date thereof or make sales on extended terms beyond those customary in Borrower's industry, or otherwise extend or modify the term of any Receivable. If Borrower becomes aware of any matter affecting any Receivable, including information affecting the credit of the account debtor thereon, Borrower shall promptly notify Lender in writing.

    6.2 Instruments. In the event any Receivable is or becomes evidenced by a promissory note, trade acceptance or any other instrument for the payment of money, Borrower shall immediately deliver such instrument to Lender appropriately endorsed to Lender and, regardless of the form of any presentment, demand, notice of dishonor, protest or notice of protest with respect thereto, Borrower shall remain liable thereon until such instrument is paid in full.

    6.3 Physical Inventory. Borrower shall conduct a physical count of the Inventory at such intervals as Lender requests and promptly supply Lender with a copy of such accounts accompanied by a report of the value (calculated at the lower of cost or market value on a first in, first out basis) of the Inventory and such additional information with respect to the Inventory as Lender may request from time to time.

    6.4 Returns. For so long as no Event of Default has occurred and is continuing and subject to the provisions of Section 9.2, if any account debtor returns any Inventory to Borrower in the ordinary course of its business, Borrower shall promptly determine the reason for such return and promptly issue a credit memorandum to the account debtor (sending a copy to Lender if the amount of such credit memorandum exceeds $25,000) in the appropriate amount. In the event any attempted return occurs after the occurrence of any Event of Default, Borrower shall (i) hold the returned Inventory in trust for Lender,
(ii) segregate all returned Inventory from all of its other property, (iii) conspicuously label the returned Inventory as Lender's property and (iv) immediately notify Lender of the return of any Inventory, specifying the reason for such return, the location and condition of the returned Inventory, and on Lender's request deliver such returned Inventory to Lender. Borrower shall not consign any Inventory.

7.    PRINCIPAL PAYMENTS, PROCEEDS OF COLLATERAL.

    7.1 Principal Payments. Except where evidenced by notes or other instruments issued or made by Borrower to Lender specifically containing payment provisions which are in conflict with this Section 7.1 (in which event the conflicting provisions of said notes or other instruments shall govern and control), that portion of the Obligations consisting of principal payable on account of Receivable Loans shall be payable by Borrower to Lender immediately upon the earliest of (i) the receipt by Lender or Borrower of any proceeds of any of the Collateral, to the extent of said proceeds, (ii) the occurrence of an Event of Default in consequence of which Lender elects to accelerate the maturity and payment of such loans, or (iii) any termination of this Agreement pursuant to
Section 16 hereof, provided, however, that any Overline shall be payable on demand pursuant to the provisions of Section 1.3 hereof.

    7.2 Collections. Until Lender notifies Borrower to the contrary, Borrower may make collection of all Receivables for Lender and shall receive all payments as trustee of Lender and immediately deliver all payments to Lender in their original form as set forth below, duly endorsed in blank. Lender or its designee may, at any time, notify account debtors that the Receivables have been assigned to Lender and of Lender's security interest therein, and may collect the Receivables directly and charge the collection costs and expenses to Borrower's loan account. Borrower agrees that, in computing the charges under this Agreement, all items of payment shall be deemed applied by Lender on account of the Obligations one (1) Business Day after receipt by Lender of good funds which have been finally credited to Lender's account, whether such funds are received directly from Borrower or from the Blocked


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FINOVA                           LOAN AND SECURITY AGREEMENT


Account bank or the Dominion Account bank, pursuant to Section 7.3, and this provision shall apply regardless of the amount of the Obligations outstanding or whether any Obligations are outstanding. Lender is not, however, required to credit Borrower's account for the amount of any item of payment which is unsatisfactory to Lender in its sole discretion and Lender may charge Borrower's loan account for the amount of any item of payment which is returned to Lender unpaid.

    7.3 Establishment of a Lockbox Account or Dominion Account. All proceeds of Collateral shall, at the direction of Lender, be deposited by Borrower into a lockbox account, or such other "blocked account" as Lender may require (each, a "Blocked Account") pursuant to an arrangement with such bank as may be selected by Borrower and be acceptable to Lender. Borrower shall issue to any such bank an irrevocable letter of instruction directing said bank to transfer such funds so deposited to Lender, either to any account maintained by Lender at said bank or by wire transfer to appropriate account(s) of Lender. All funds deposited in a Blocked Account shall immediately become the sole property of Lender and Borrower shall obtain the agreement by such bank to waive any offset rights against the funds so deposited. Lender assumes no responsibility for any Blocked Account arrangement, including without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder. Alternatively, Lender may establish depository accounts in the name: of Lender at a bank or banks for the deposit of such funds (each, a "Dominion Account") and Borrower shall deposit all proceeds of Receivables and all cash proceeds of any sale of Inventory or, to the extent permitted herein, Equipment or cause same to be deposited, in kind, in such Dominion Accounts of Lender in lieu of depositing same to Blocked Accounts.

    7.4 Payments Without Deductions. Borrower shall pay principal, interest, and all other amounts payable hereunder, or under any related agreement, without any deduction whatsoever, including, but not limited to, any deduction for any setoff or counterclaim.

    7.5 Collection Days Upon Repayment. In the event Borrower repays the Obligations in full at any time hereafter, such payment in full shall be credited (conditioned upon final collection) to Borrower's loan account one (1) Business Day after Lender's receipt thereof.

    7.6 Monthly Accountings. Lender shall provide Borrower monthly with an account of advances, charges, expenses and payments made pursuant to this Agreement. Such account shall be deemed correct, accurate and binding on Borrower and an account stated (except for reverses and reapplications; of payments made and correction of manifest error in calculation), unless Borrower notifies Lender in writing to the contrary within sixty (60) days after each account is rendered, describing the nature of any alleged errors or omissions.

    7.7 Excess Cash Flow Prepayments. Until the Term Loans are paid in full, Lender may deliver a notice to Borrower, such notice to be delivered within thirty (30) days after the receipt by Lender of Borrower's audited financial statements for any fiscal year of' Borrower, commencing with the fiscal quarter ending December 31, 1997, requiring Borrower to make a prepayment to be applied against the Term Loans, in an amount of up to fifty percent (50%) of Borrower's Excess Cash Flow (the "Required Excess Cash Flow Payment") for the fiscal year represented by such financial statements. Any prepayments required under this
Section 7.7 are strictly at the sole option of Lender. All payments required hereunder shall be paid by Borrower within thirty (30) days following the delivery by Lender of a written demand for such payment hereunder. Failure of Lender to demand or require a Required Excess Cash Flow Payment with respect to a particular fiscal year of Borrower or the failure of Lender to demand a payment of the entire Required Excess Cash Flow Payment with respect to a particular fiscal year of Borrower shall not constitute a waiver of Lender's right to demand a payment of the entire Required Excess Cash Flow Payment for any subsequent fiscal year of Borrower. All amounts paid pursuant to this
Section 7.7 shall be applied first against the outstanding principal balance of Term Loan A, in the inverse order of the maturity of payments accruing under Term Note A, until all amounts due under Term Note A have been paid in full, and next against the outstanding principal balance of the Capex Note, in the inverse order of the maturity of payments accruing under the Capex Note, until all amounts due under the Capex Note have been paid in full. No fee or other form of prepayment premium shall be applied to any payments required under this Section
7.7. No Termination Fee, Make Whole Premium or other form of prepayment premium shall be applied to any payments made under this Section 7.7.

8.       POWER OF ATTORNEY.

    Borrower appoints Lender and its designees as Borrower's attorney, with the power to endorse Borrower's name on any checks, notes, acceptances, money orders or other forms of payment or security that come into Lender's possession; to sign Borrower's name on any invoice or bill of lading relating to any Receivable, on drafts against customers, on assignments of Receivables, on notices of assignment, financing statements and other public records, on verifications of accounts and on notices to customers or account debtors; to send requests for verification of Receivables to customers or account debtors; after the occurrence of any Event of Default, to notify the post office authorities to change the address for delivery of Borrower's mail to an address designated by Lender and to open and dispose of all mail addressed to Borrower, and to do all other things Lender deems necessary or desirable to carry out the terms of this Agreement. Borrower hereby ratifies and approves all acts of such attorney. Neither Lender nor any of its designees shall be liable for any acts or omissions

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FINOVA                           LOAN AND SECURITY AGREEMENT


nor for any error of judgment or mistake of fact or law while acting as Borrower's attorney. This power, being coupled with an interest, is irrevocable until the Obligations have been fully satisfied and Lender's obligation to provide loans hereunder shall have terminated.

9.    RECEIVABLES.

    9.1 Eligibility. Borrower represents and warrants that each Receivable covers and shall cover a bona fide sale or lease and delivery by it of goods or the rendition by it of services in the ordinary course of its business, and shall be for a liquidated amount and Lender's security interest shall not be subject to any offset. deduction, counterclaim, rights of return or cancellation, lien or other condition. If any representation and warranty herein is breached as to any Receivable or any Receivable ceases to be an Eligible Receivable for any reason other than payment thereof, then Lender may, in addition to its other rights hereunder, designate any and all Receivables owing by that account debtor as not Eligible Receivables; provided, that Lender shall in any such event retain its security interest in all Receivables, whether or not Eligible Receivables, until the Obligations have been fully satisfied and Lender's obligation to provide loans hereunder has terminated.

    9.2 Disputes. Borrower shall notify Lender promptly of all disputes or claims and settle or adjust such disputes or claims at no expense to Lender, but no discount, credit or allowance shall be granted to any account debtor and no returns of merchandise shall be accepted by Borrower without Lender's consent, except for discounts, credits and allowances made or given in the ordinary course of Borrower's business. Lender may, at any time after the occurrence of an Event of Default, settle or adjust disputes or claims directly with account debtors for amounts and upon terms which Lender considers advisable in its reasonable credit judgment and, in all cases, Lender shall credit Borrower's loan account with only the net amounts received by Lender in payment of any Receivables.

10.      EQUIPMENT.

    Borrower shall keep and maintain the Equipment in good operating condition and repair and make all necessary replacements thereto to maintain and preserve the value and operating efficiency thereof at all times consistent with Borrower's past practice, ordinary wear and tear excepted. Borrower shall not permit any item of Equipment to become a fixture (other than a tirade fixture) to real estate or an accession to other property.

11.      OTHER LIENS NO DISPOSITION OF COLLATERAL

    Borrower represents, warrants and covenants that (a) all Collateral is and shall continue to be owned by it free and clear of all liens, claims and encumbrances whatsoever (except for Lender's security interest, Permitted Encumbrances, and such other liens, claims and encumbrances as may be permitted by Lender in its sole discretion from time to time in writing), and (b) Borrower shall not, without Lender's prior written approval, sell, encumber or dispose of or permit the sale, encumbrance or disposal of any Collateral or any interest of Borrower therein, except for (i) the sale of Inventory in the ordinary course of Borrower's business and (ii) the sale or other disposition of Equipment having a fair market value of less than $50.000 for any one (1) item or $100,000 in the aggregate for all items in any one (1) FISCAL year. In the event Lender gives any such prior written approval, the same may be conditioned on the sale or disposition price being equal to, or greater than, an amount acceptable to Lender. The proceeds of any such sale or disposition shall be remitted to Lender pursuant to this Agreement for application to the Obligations.

12.      GENERAL REPRESENTATIONS AND WARRANTIES.

    Except as set forth in the Disclosure Schedule attached hereto as Exhibit A and incorporated herein by this reference, Borrower represents and warrants that:

    12.1 Due Organization. It is a corporation duly organized, validly existing and in good standing under the laws of the State set forth on the Schedule, is qualified and authorized to do business and is in good standing in all states in which such qualification and good standing are necessary in order for it to conduct its business and own its property, and has all requisite power and authority to conduct its business as presently conducted, to own its property and to execute and deliver each of the Loan Documents to which it is a party and perform all of its Obligations thereunder, and has not taken any steps to wind-up, dissolve or otherwise liquidate its assets;

    12.2 Other Names. Borrower has not, during the preceding five (5) years, been known by or used any other corporate or fictitious name except as set forth on the Schedule, nor has Borrower been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any person during such time except as set forth on the Schedule.

    12.3 Due Authorization. The execution, delivery and performance by Borrower of the Loan Documents to which it is a party have been authorized by all necessary corporate action and do not and shall not constitute a violation of any applicable law or of Borrower's Articles or Certificate of Incorporation or By-Laws or any other document, agreement or instrument to which Borrower is a party or by which Borrower or its assets are bound;

    12.4 Binding Obligation. Each of the Loan Documents to which Borrower is a party is the legal, valid and binding obligation of Borrower enforceable against it in accordance with its terms;

    12.5 Intangible Property. Borrower possesses adequate assets, licenses, patents, patent applications, copyrights, trademarks, trademark applications and trade

FINOVA                           LOAN AND SECURITY AGREEMENT


names for the present and planned future conduct of its business without any known conflict with the rights of others, and each is valid and has been duly registered or flied with the appropriate domestic governmental authorities and such foreign governmental authorities as Borrower deems necessary in the exercise of Borrower's reasonable business judgment;

    12.6 Capital. Borrower has capital sufficient to conduct its business, is able to pay its debts as they mature, and owns property having a fair salable value greater than the amount required to pay all of its debts (including contingent debts);

    12.7 Material Litigation. Borrower has no pending or overtly threatened litigation, actions or proceedings which would materially and adversely affect its business, assets, operations, prospects or condition, financial or otherwise, or the Collateral or any of Lender's interests therein;

    12.8 Title; Security Interests of Lender. Borrower has good, indefeasible and merchantable title to the Collateral and, upon the filing of UCC-1 Financing Statements and the recording of any mortgages or deeds of trust with respect to real property, in each case in the appropriate offices, this Agreement and such documents shall create valid and perfected first priority liens in the Collateral, subject only to Permitted Encumbrances;

    12.9 Restrictive Agreements: Labor Contracts. Borrower is not a party or subject to any contract or subject to any charge, corporate restriction, judgment, decree or order materially and adversely affecting its business, assets, operations, prospects or condition, financial or otherwise, or which restricts its right or ability to incur Indebtedness, and it is not party to any labor dispute. In addition, no labor contract is scheduled to expire during the Initial Term of this Agreement, except as disclosed to Lender in writing prior to the date hereof,

    12.10 Laws. Borrower is not in violation of any applicable statute, regulation, ordinance or any order of any court, tribunal or governmental agency, in any respect materially and adversely affecting the Collateral or its business, assets, operations, prospects or condition. financial or otherwise;

    12.11 Consents. Borrower has obtained or caused to be obtained or issued any required consent of a governmental agency or other Person in connection with the financing contemplated hereby;

    12.12 Defaults. Borrower is not in default with respect to any note, indenture, loan agreement, mortgage, lease, deed or other agreement to which it is a party or by which it or its assets are bound, nor has any event occurred which, with the giving of notice or the lapse of time, or both, would cause such a default;

    12.13 Financial Condition. The Prepared Financials fairly present Borrower's financial condition and results of operations and those of such other Persons described therein as of the date thereof, there are no material omissions from the Prepared Financials or other facts or circumstances not reflected in the Prepared Financials, and there has been no material and adverse change in such financial conditions or operations since the date of the initial Prepared Financials delivered to Lender hereunder other than those disclosed in subsequent Prepared Financials;

    12.14 ERISA. None of Borrower, any ERISA Affiliate, or any Plan is or has been in violation of any of the provisions of ERISA, any of the qualification requirements of IRC Section 401(a) or any of the published interpretations thereunder, nor have Borrower or any ERISA Affiliate received any notice to such effect. No notice of intent to terminate a Plan has been filed under Section 4041 of ERISA, nor has any Plan been terminated under ERISA. The PBGC has not instituted proceedings to terminate, or appointed a trustee to administer, a Plan. No lien upon the assets of Borrower has arisen with respect to a Plan. No prohibited transaction or Reportable Event has occurred with respect to a Plan. Neither Borrower nor any ERISA Affiliate has incurred any withdrawal liability with respect to any Multiemployer Plan. Borrower and each ERISA Affiliate have made all contributions required to be made by them to any Plan or Multiemployer Plan when due. There is no accumulated funding deficiency in any Plan, whether or not waived;

    12.15 Taxes. Borrower has filed all tax returns and such other reports as it is required by law to file and has paid or made adequate provision for the payment on or prior to the date when due of all taxes, assessments and similar charges that are due and payable;

    12.16 Locations. Borrower's chief executive office and the offices and locations where it keeps the Collateral (except for Inventory in transit) are at the locations set forth on the Schedule, except to the extent that such locations may have been changed after notice to Lender in accordance with
Section 13.5 below;

    12.17 Business Relationships. There exists no actual or threatened termination, cancellation or limitation of, or any modification or change in, the business relationship between Borrower and any customer or any group of customers whose purchases individually or in the aggregate are material to the business of Borrower, or with any material supplier, and there exists no present condition or state of facts or circumstances which would materially and adversely affect Borrower or prevent Borrower from conducting such business after the consummation of the transactions contemplated by this Agreement in substantially the same manner in which it has heretofore been conducted; and

    12.18 Reaffirmations. Each request for a loan made by Borrower pursuant to this Agreement shall constitute (i) an automatic representation and warranty by Borrower to Lender that there does not then exist any Event of Default

FINOVA                           LOAN AND SECURITY AGREEMENT


and (ii) a reaffirmation as of the date of said request of all of the representations and warranties of Borrower contained in this Agreement and the other Loan Documents.

13.      AFFIRMATIVE COVENANTS.

    Borrower covenants that, so long as any Obligation remains outstanding and this Agreement is in effect, it shall:

    13.1 Expenses. Borrower shall reimburse Lender for all costs, fees and expenses incurred by Lender in connection with the negotiation, preparation, execution, delivery, administration and enforcement of each of the Loan Documents, including, but not limited to, the attorneys' and paralegals' fees of in-house and outside counsel, lien, title search and insurance fees, appraisal fees, all charges and expenses incurred in connection with any and all environmental reports and environmental remediation activities, and all other costs, expenses, taxes and filing or recording fees payable in connection with the transactions contemplated by this Agreement including without limitation all such costs, fees and expenses as Lender shall incur or for which Lender shall become obligated in connection with (i) any inspection or verification of the Collateral, (ii) any proceeding relating to the Loan Documents or the Collateral, (iii) actions taken with respect to the Collateral and Lender's security interest therein, including, without limitation, the defense or prosecution of any action involving Lender and Borrower or any third party, (iv) enforcement of any of Lender's rights and remedies with respect to the Obligations or Collateral and (v) consultation with Lender's attorneys and participation in any workout, bankruptcy or other insolvency or other proceeding involving any Loan Party or any Affiliate, whether or not suit is filed. Borrower shall also pay all Lender charges in connection with bank wire transfers, forwarding of loan proceeds, deposits of checks and other items of payment, returned checks, establishment and maintenance of lock boxes and other blocked accounts, and all other bank and administrative matters, in accordance with Lender's schedule of bank and administrative fees and charges in effect from time to time.

    13.2 Taxes. File all tax returns and pay or make adequate provision for the payment of all taxes, assessments and other charges on or prior to the date when due;

    13.3 Notice of Litigation. Promptly notify Lender in writing of any litigation, suit or administrative proceeding which may materially and adversely affect the Collateral or Borrower's business, assets, operations, prospects or condition, financial or otherwise, whether or not the claim is covered by insurance, involving the amount of $50,000 or more in any one (1) matter or the amount of $100,000 in the aggregate for all matters in any one (1) fiscal year;

    13.4 ERISA. Notify Lender in writing (i) promptly upon the occurrence of any event described in Paragraph 4043 of ERISA, other than a termination, partial termination or merger of a Plan or a transfer of a Plan's assets and (ii) prior to any termination, partial termination or merger of a Plan or a transfer of a Plan's assets;

    13.5 Change in Location. Notify Lender in writing forty-five (45) days prior to any change in the location of Borrower's chief executive office or the location of any Collateral, or Borrower's opening or closing of any other place of business;

    13.6 Corporate Existence. Maintain its corporate existence and its qualification to do business and good standing in all states necessary for the conduct of its business and the ownership of its property and maintain adequate assets, licenses, patents, copyrights, trademarks and trade names for the conduct of its business;

    13.7 Labor Disputes. Promptly notify Lender in writing of any labor dispute to which Borrower is or may become subject and the expiration of any labor contract to which Borrower is a party or bound,

    13.8 Violations of Law. Promptly notify Lender in writing of any violation of any law, statute, regulation or ordinance of any governmental entity, or of any agency thereof, applicable to Borrower which may materially and adversely affect the Collateral or Borrower's business, assets, prospects, operations or condition, financial or otherwise;

    13.9 Defaults. Notify Lender in writing within five (5) Business Days of Borrower's default under any note, indenture, loan agreement mortgage, lease or other agreement to which Borrower is a party or bound, or of any other default under any Indebtedness of Borrower,

    13.10 Capital Expenditures. Promptly notify Lender in writing of the making of Capital Expenditures exceeding the amount of $100,000 for any one (1) item or $200,000 in the aggregate in any thirty (30) day period;

    13.11 Books and Records. Keep adequate records and books of account with respect to its business activities in which proper entries are made in accordance with generally accepted accounting principles consistently applied, reflecting all its financial transactions;

    13.12 Leases, Warehouse Agreements. Provide Lender with (i) copies of all agreements between Borrower and any landlord or warehouseman which owns any premises at which any Collateral may, from time to time, be located, and (ii) without limiting the landlord and mortgagee waivers to be provided pursuant to
Section 2. (j) above, landlord and mortgagee waivers in form acceptable to Lender with respect to all locations where any Collateral is hereafter located.

    13.13 Additional Documents. At Lender's request, promptly execute or cause to be executed and delivered to Lender any and all documents, instruments or agreements deemed necessary by Lender to facilitate the collection of the Obligations or the Collateral or otherwise to give effect to or carry out the terms or intent of this Agreement or any

FINOVA                           LOAN AND SECURITY AGREEMENT


of the other Loan Documents. Without limiting the generality of the foregoing, if any of the Receivables with a face value in excess of $ 1,000.00 arises out of a contract with the United States of America or any department, agency, subdivision or instrumentality thereof, Borrower shall promptly notify Lender of such fact in writing and shall execute any instruments and take any other action required or requested by Lender to comply with the provisions of the Federal Assignment of Claims; Act;

    13.14 Financial Covenants. Comply with the financial covenants set forth on the Schedule.

14.      NEGATIVE COVENANTS.

    Without Lender's prior written consent, which consent Lender may withhold in its sole discretion, so long as any Obligation remains outstanding and this Agreement is in effect, Borrower shall not: (a) Mergers. Merge or consolidate with or acquire any other Person, or make any other material change in its capital structure or in its business or operations which might adversely affect the repayment of the Obligations; (b) Loans. Other than travel advances or loans to Borrower's officers and employees not to exceed the amount outstanding at any one time of $5,000 to any one (1) employee or $50,000 in the aggregate for all employees, make advances, loans or extensions of credit to, or invest in, any Person; (c) Dividends. Declare or pay cash dividends upon any of its stock or distribute any of its property or redeem, retire, purchase or acquire directly or indirectly any of its stock; (d) Adverse Transactions. Enter into any transaction which materially and adversely affects the Collateral or its ability to repay the Obligations in full as and when due; (e) Indebtedness of Others. Become directly or contingently liable for the Indebtedness of any Person, except by endorsement of instruments for deposit; (f) Repurchase. Make a sale to any customer on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment, or any other repurchase or return basis; (g) Name. Use any corporate or fictitious name other than its corporate name as set forth in its Articles or Certificate of Incorporation on the date hereof or the Schedule;
(h) Prepayment. Prepay any Indebtedness other than trade payables and other than the Obligations; (i) Capital Expenditure. Make or incur any Capital Expenditure if, after giving effect thereto, the aggregate amount of all Capital Expenditures by Borrower in any fiscal year would exceed the amount set forth on the Schedule; (j) Compensation. Pay total compensation, including salaries, withdrawals, fees, bonuses, commissions, drawing accounts and other payments, whether directly or indirectly, in money or otherwise, during any fiscal year to all of Borrower's executives, officers and directors (or any relative thereof) in an amount in excess of the amount set forth on the Schedule; (k) Indebtedness. Create, incur, assume or permit to exist any Indebtedness (including Indebtedness in connection with Capital Leases) in excess of the amount set forth on the Schedule, other than (i) the Obligations, (ii) trade payables and other contractual obligations to suppliers and customers incurred in the ordinary course of business, and (iii) other Indebtedness existing on the date of this Agreement and reflected in the Prepared Financials (other than Indebtedness paid on the date of this Agreement from proceeds of the initial advances hereunder); (1) Affiliate Transactions. Except as set forth below, sell, transfer, distribute or pay any money or property to any Affiliate, or invest in (by capital contribution or otherwise) or purchase or repurchase any stock or Indebtedness, or any property, of any Affiliate, or become liable on any guaranty of the indebtedness, dividends or other obligations of any Affiliate. Notwithstanding the foregoing, Borrower may pay compensation permitted by Section 140) to employees who are Affiliates and, if no Event of Default has occurred, Borrower may engage in transactions with Affiliates in the normal course of business, in amounts and upon terms which are fully disclosed to Lender and which are no less favorable to Borrower than would be obtainable in a comparable arm's length transaction with a Person who is not an Affiliate;
(m) Nature of Business. Enter into any new business or make any material change in any of Borrower's business objectives, purposes and operations; (n) Lender's Name. Use the name of Lender in connection with any of Borrower's business or activities, except in connection with internal business matters or as required in dealings with governmental agencies and financial institutions or with trade creditors of Borrower, solely for credit reference purposes, or (o) Margin Security. Own, purchase or acquire (or enter into any contract to purchase or acquire) any "margin security" as defined by any regulation of the Federal Reserve Board as now in effect or as the same may hereafter be in effect.

15       ENVIRONMENTAL MATTERS.

    15.1 Definitions. The following definitions apply to the provisions of this
Section 15: (i) The term "Applicable Law" shall include, but shall not be limited to, each statute named or referred to in this Section 15.1 and all rules and regulations thereunder, and any other local, state and/or federal laws, rules, regulations or ordinances, whether currently in existence or hereafter enacted, which govern, to the extent applicable to the Property or to Borrower,
(a) the existence, cleanup and/or remedy of contamination on real property, (b) the protection of the environment from soil, air or water pollution, or from spilled, deposited or otherwise emplaced contamination; (c) the emission or discharge of hazardous substances into the environment, (d) the control of hazardous wastes; or (e) the use, generation, transport, treatment, removal or recovery of Hazardous Substances. (ii) The term "Hazardous Substance" shall mean
(a) any oil, flammable substance, explosives, radioactive materials, hazardous wastes or substances, toxic wastes or substances or any other wastes, materials or pollutants which (i) pose a hazard to the Property or to persons on or about the Property or (ii) cause the Property to be in violation of any Applicable Law; (b) asbestos in any form which is or could become friable, urea

FINOVA                           LOAN AND SECURITY AGREEMENT


formaldehyde foam insulation, transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls, or radon gas;
(c) any chemical, material or substance defined as or included in the definition of "hazardous substances," "waste," "hazardous wastes," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste," or "toxic substance" or words of similar import under any Applicable Law, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 USC Sections 9601 et seg.; the Resource Conservation and
Recovery Act ("RCRA"), 42 USC Sections 690V et seq.; the Hazardous
Materials Transportation Act, 49 USC Sections 1801 et seg., and the
Federal Water Pollution Control Act, 33 USC Sections 1251 et seg.; (d) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority which may or could pose a hazard to the health or safety of the occupants of the Property or the owners and/or occupants of property adjacent to or surrounding the Property, or any other person coming upon the Property or adjacent property; and (e) any other chemical, materials or substance which may or could pose a hazard to the environment. (iii) The term "Property" shall mean all real property, wherever located, in which Borrower or any Affiliate of Borrower has any right, title or interest, whether now existing or hereafter arising, and including, without limitations as owner, lessor or lessee.

    15.2 Covenants and Representations. Borrower represents and warrants that there have not been during the period of Borrower's possession of any interest in the Property and, to the best of its knowledge after reasonable inquiry, there have not been at any other times, any activities on the Property involving, directly or indirectly, the use, generation, treatment, storage or disposal of any Hazardous Substances except in compliance with Applicable Law
(a) under, on or in the land included the Property, whether contained in soil, tanks, sumps, ponds, lagoons, barrels, cans or other containments, structures or equipment, (b) incorporated in the buildings, structures or improvements included in the Property, including any building material containing asbestos, or (c) used in connection with any operations on or in the Property. Without limiting the generality of the foregoing and to the extent not included within the scope of this Section 15.2, Borrower represents and warrants that it is in full compliance with Applicable Law and has received no notice from any person or any governmental agency or other entity of any violation by Borrower or its Affiliates of any Applicable Law. Borrower shall be solely responsible for and agrees to indemnity Lender, protect and defend with counsel reasonably acceptable to Lender, and hold Lender harmless from and against any claims, actions, administrative proceedings, judgments, damages, punitive damages, penalties, fines, costs, liabilities (including sums paid in settlements of claims), interest or losses, attorneys' fees (including any fees and expenses incurred in enforcing this indemnity), consultant fees, expert fees, and other out-of-pocket costs or expenses actually incurred by Lender (collectively, the "Environmental Costs"), that may, at any time or from time to time, arise directly or indirectly from or in connection with: (a) the presence, suspected presence, release or suspected release of any Hazardous Substance whether into the air, soil, surface water or groundwater of or at the Property, or any other violation of Applicable Law, or (b) any breach of the foregoing representations and covenants; except to the extent any of the foregoing result from the actions of Lender, its employees, agents and representatives. All Environmental Costs incurred or advanced by Lender shall be deemed to be made by Lender in good faith and shall constitute Obligations hereunder.

16      TERM, TERMINATION.

    16.1 Term. The initial term of this Agreement shall be as set forth on the Schedule (the "Initial Term") and shall be automatically renewed for successive periods of one (1) year (each, a "Renewal Term") unless earlier terminated as provided herein.

    16.2 Prior Notice. Each party shall have the right to terminate this Agreement at the end of the Initial Term or at the end of any Renewal Term by giving the other party written notice not less than sixty (60) days prior to the effective date of such termination, by registered or certified mail.

    16.3 Payment in Full. Upon the effective date of termination, the Obligations shall become immediately due and payable in full in cash.

    16.4 Early Termination; Termination Fee. In addition to the procedure set forth in Section 16.2, Borrower may terminate this Agreement at any time but only upon sixty (60) days prior written notice and prepayment of the Obligations. Upon any such early termination by Borrower or any termination of this Agreement by Lender upon the occurrence of an Event of Default, then, and in any such event, Borrower shall pay to Lender upon the effective date of such termination a fee (the "Termination Fee") in an amount equal to the amount shown on the Schedule.

17.      DEFAULT.

    17.1 Events of Default. Any one or more of the following events shall constitute an Event of Default under this Agreement:

    (i) Borrower fails to pay when due and payable any portion of the Obligations at stated maturity, upon acceleration or otherwise;

    (ii) Unless such Obligation is specifically dealt with elsewhere in this
Section 17. 1, Borrower or any other Loan Party fails or neglects to perform, keep, or observe any Obligation including, but not limited to, any term, provision, condition, covenant or agreement contained in any Loan Document to which such Loan Party is a party,

FINOVA                           LOAN AND SECURITY AGREEMENT


unless such failure or neglect is cured within fifteen (15) days after Lender has given notice to Borrower, in accordance with Section 19.13 hereof, of such failure or neglect;

    (iii) Any material adverse change occurs in Borrower's business, assets, operations or condition, financial or otherwise;

    (iv) The prospect of repayment of an, portion of the Obligations or the value or priority of Lender's security interest in the Collateral is materially impaired;

    (v) Any material portion of Borrower's assets is seized, attached, subjected to a writ or distress warrant, is levied upon or comes into the possession of any judicial officer,

    (vi) Borrower shall generally not pay its debts as they become due or shall enter into any agreement (whether written or oral), or offer to enter into any agreement, with all or a significant number of its creditors regarding any moratorium or other indulgence with respect to its debts or the participation of such creditors or their representatives in the supervision, management or control of the business of Borrower,

    (vii) Any bankruptcy or other insolvency proceeding is commenced by Borrower, or any such proceeding is commenced. against Borrower and remains undischarged or unstayed for forty-five (45) clays;

    (viii) Any notice of lien, levy or assessment is filed of record with respect to any of Borrower's assets unless such lien, levy or assessment which is the subject of such notice is paid in full, bonded over or stayed in a manner acceptable to Lender within the earlier of thirty (30) days following filing of such notice or twenty (20) days before the holder of such lien, levy or assessment is legally entitled to realize upon the same;

    (ix) Any judgments are entered against Borrower in an aggregate amount exceeding $25,000 unless such judgments are paid in full, bonded over or stayed in a manner acceptable to Lender within the earlier of thirty (30) days following the entry of any judgment or twenty (20) days before the holder of any judgment is legally entitled to realize upon the same;

    (x) Any default shall have occurred under any material agreement between Borrower and any third party including, without limitation, any default which would result in a right by such third party to accelerate the maturity of any Indebtedness of Borrower to such third party, and the period to cure such default, if any, shall have passed;

    (xi) Any representation or warranty made or deemed to be made by Borrower, any Affiliate or any other Loan Party in any Loan Document or any other statement, document or report made or delivered to Lender in connection therewith shall prove to have been misleading in any material respect;

    (xii) Any Guarantor dies, terminates or attempts to terminate its Guaranty or becomes subject to any bankruptcy or other insolvency proceeding;

    (xiii) Any Prohibited Transaction or Reportable Event shall occur with respect to a Plan which could have a material adverse effect on the financial condition of Borrower; any lien upon the assets of Borrower in connection with any Plan shall arise; Borrower or any of its ERISA Affiliates shall fail to make full payment when due of all amounts which Borrower or any of its ERISA Affiliates may be required to pay to any Plan or any Multiemployer Plan as one or more contributions thereto; Borrower or any of its ERISA Affiliates creates or permits the creation of any accumulated funding deficiency, whether or not waived; or

    (xiv) The Control Group owns, on a fully-diluted basis, less than sixty-five percent (65.0%) of the issued and outstanding shares of common stock or other evidence of ownership of Borrower.

    (xv) Borrower fails or neglects to perform, keep or observe Borrower's obligations under Section 5.2 hereof and such failure continue for a period of five (5) days; provided, however, that Borrower shall be entitled to take advantage of the foregoing five (5) day grace period only five (5) times within any calendar year and in the event Borrower fails to timely perform its obligations under Section 5.2 hereof more than five (5) times during any calendar year, such failure shall be governed by the provisions of Section 17. I(xvi); or

    (xvi) Borrower fails or neglects to perform, keep or observe the Obligations set forth in Sections 4.2, 4.4, 5.1, 5.2 (subject to Section 17. 1(xv)), 13.6, 13.9., 13.14, or in Article 14 hereof.

    17.2 Remedies. Upon the occurrence of an Event of Default, Lender may, at its option and in its sole discretion and in addition to all of its other rights under the Loan Documents, terminate this Agreement and declare all of the Obligations to be immediately payable in full. Borrower agrees that Lender shall also have all of its rights and remedies under applicable law, including, without limitation, the default rights and remedies of a secured party under the Code, and upon the occurrence of an Event of Default, Borrower hereby consents to the appointment of a receiver by Lender in any action initiated by Lender pursuant to this Agreement and to the jurisdiction and venue set forth in
Section 19.7, and Borrower waives notice and posting of a bond in connection therewith. Further, Lender may, at, any time, take possession of the Collateral and keep it on Borrower's premises, at no cost to Lender, or remove any part of it to such other place(s) as Lender may desire or Borrower shall, upon Lender's demand, at Borrower's sole cost, assemble the Collateral and make it available to Lender at a place reasonably convenient to

FINOVA                           LOAN AND SECURITY AGREEMENT


Lender and Lender may sell and deliver any Collateral at public or private sales, for cash, upon credit or otherwise, at such prices and upon such terms as Lender deems advisable, at Lender's discretion, and may, if Lender deems it reasonable, postpone or adjourn any sale of the Collateral by an announcement at the time and place of sale or of such postponed or adjourned sale without giving a new notice of sale. Borrower agrees that Lender has no obligation to preserve rights to the Collateral or marshal any Collateral for the benefit of any Person. Lender is hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, name, trade secrets, trade names, trademarks and advertising matter, or any similar property, in completing production, advertising or selling any Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to Lender's benefit. Any requirement of reasonable notice shall be met if such notice is mailed postage prepaid to Borrower at its address set forth in the heading to this Agreement at least five (5) days before sale or other disposition. The proceeds of sale shall be applied, first, to all attorneys fees and other expenses of sale, and second, to the Obligations in such order as Lender shall elect, in its sole discretion. Lender shall return any excess to Borrower and Borrower shall remain liable for any deficiency to the fullest extent permitted by law.

    17.3 Standards for Determining Commercial Reasonableness. Borrower and Lender agree that the following conduct by Lender with respect to any disposition of Collateral shall conclusively be deemed commercially reasonable (but other conduct by Lender, including, but not limited to, Lender's use in its sole discretion of other or different times, places and manners of noticing and conducting any disposition of Collateral shall not be deemed unreasonable): Any public or private disposition as to which on no later than the fifth calendar day prior thereto written notice thereof is mailed or personally delivered to Borrower and, with respect to any public disposition, on no later than the fifth calendar day prior thereto notice thereof describing in general nonspecific terms, the Collateral to be disposed of is published once in a newspaper of general circulation in the county where the sale is to be conducted. The public disposition shall be at any place designated by Lender, with or without the Collateral being present, and which commences at any time between 8:00 a.m. and 5:00 p.m. (provided that no notice of any public or private disposition need be given to the Borrower if the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market). Without limiting the generality of the foregoing, Borrower expressly agrees that, with respect to any disposition of accounts, instruments and general intangibles, it shall be commercially reasonable for Lender to direct any prospective purchaser thereof to ascertain directly from Borrower any and all information concerning the same, including, but not limited to, the terms of payment aging and delinquency, if any, the financial condition of any obligor or account debtor thereon or guarantor thereof, and any collateral therefor.

18.      DEFINITIONS.

    18.1 Defined Terms. As used in this Agreement, the following terms have the definitions set forth below:

"Additional Sums" has the meaning set forth in Section 3.4 above.

"Affiliate" means any Person controlling, controlled by or under common control with Borrower. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct or cause direction of the management and policies of Borrower, whether through ownership of common or preferred stock or other equity interests, by contract or otherwise. Without limiting the generality of the foregoing, each of the following shall be an
Affiliate: any officer, director, employee or other agent of Borrower, any shareholder or subsidiary of Borrower, and any other Person with whom or which Borrower has common shareholders, officers or directors.

"Blocked Account" has the meaning given to it in Section 7.3 above.

"Capital Expenditures" means all expenditures made and liabilities incurred for the acquisition of any fixed asset or improvement, replacement, substitution or addition thereto which has a useful life of more than one year and including, without limitation, those arising in connection with Capital Leases.

"Capital Lease" means any lease of property by Borrower that, in accordance with generally accepted accounting principles, should be capitalized for financial reporting purposes and reflected as a liability on the balance sheet of Borrower.

"Closing" means the initial advance made by Lender pursuant to this Agreement.

"Closing Date" means the date of the Closing.

"Code" means the Uniform Commercial Code as adopted, amended, and in effect in the State of Arizona, from time to time.

"Collateral" has the meaning set forth in Section 4.1 above.

"Collateral Assignments" means, collectively, (a) that certain Collateral Assignment of Trademarks, Licenses and Patents and Security Agreement, of even date herewith, between Borrower and Lender and (b) that certain Collateral Assignment of Trademarks, Licenses and Patents and Security Agreement, of even date herewith, between Borrower and Lender and (b) that certain Collateral Assignment of Trademarks, Licenses and Patents and Security Agreement, of even date herewith, between Rockford Europe Elektronik Vertriebs GmBH and Lender.

"Control Group" means, collectively, Borrower's employees as of the date hereof, 3G, W. Gary Suttle and Bartol.

FINOVA                           LOAN AND SECURITY AGREEMENT


"Current Assets" at any date means the amount at which the current assets of Borrower would be shown on a balance sheet of Borrower as at such date, prepared in accordance with generally accepted accounting principles, provided that amounts due from Affiliates and investments in Affiliates shall be excluded therefrom.

"Current Liabilities" at any date means the amount at which the current liabilities of Borrower would be shown on a balance sheet of Borrower as at such date, prepared in accordance with generally accepted accounting principles.

"Default" means an event which, with passage of time or giving of notice, or both, would constitute an Event of Default.

"Deposit Accounts" has the meaning set forth in Section 47-9105 of the Code.

"Discounted Value" shall refer to the amount determined by discounting the Remaining Scheduled Payment Amounts (based on the amortization schedule applicable to the Term Loan being prepaid) from their respective due dates to the date of a prepayment of the applicable Term Loan, in accordance with accepted financial practice and at a discount factor equal to the Reinvestment Yield.

"Dominion Account" has the meaning given to it in Section 7.3 above.

"Earnings Before Interest, Taxes, Depreciation and Amortization" (or "EBITDA") for any fiscal period of Borrower means the net income of Borrower for such fiscal period, plus interest expense, depreciation, amortization and other non-cash expenses and provision for income taxes for such fiscal period, and minus nonrecurring miscellaneous income and expenses, all calculated in accordance with generally accepted accounting principles, consistently applied.

"Eligible Inventory" means Inventory which Lender, in its sole judgment, deems Eligible Inventory, based on such considerations as Lender may from time to time deem appropriate. Without limiting the generality of the foregoing, no Inventory shall be Eligible Inventory unless, in Lender's sole judgment, such Inventory
(i) consists of finished goods or raw materials, in good, new and salable condition which are not obsolete or unmerchantable, and are not comprised of work in process, packaging and shipping materials or supplies, and are not slow-moving, obsolete or held on consignment or held by outside processors, and are not bill and hold goods, custom items or returned and/or defective goods;
(ii) meets all standards imposed by any governmental agency or authority; (iii) conforms in all respects to the warranties and representations set forth herein;
(iv) is at all times subject to Lender's duly perfected, first priority security interest; and (v) is situated at a location in compliance with Section 12.16 hereof

"Eligible Receivables" means Receivables which Lender, in its sole judgment, shall deem eligible based on such considerations as Lender may from time to time deem appropriate. Without limiting the foregoing, a Receivable shall not be deemed to be an Eligible Receivable if (i) the account debtor has failed to pay the Receivable within a period of one hundred and twenty (120) days after invoice date, to the extent of any amount remaining unpaid after such period,
(ii) the account debtor has failed to pay more than twenty-five percent (25.0%) of all outstanding Receivables owed by it to Borrower within one hundred and twenty (120) days after invoice date; (iii) the account debtor is an Affiliate of Borrower, (iv) the goods relating thereto are placed on consignment, guaranteed sale, "bill and hold" or other terms pursuant to which payment by the account debtor may be conditional; (v) the account debtor is not located in the United States, unless the Receivable is supported by foreign credit insurance, a letter of credit or other form of guaranty or security, in each case in form and substance satisfactory to, and in the possession of, Lender, (vi) the account debtor is the United States or any department, agency or instrumentality thereof (unless such Receivable is subject to Lender's first priority security interest and is otherwise properly assigned to Lender pursuant to the Assignment of Claims Act of 1940, 31 U.S.C. Section 3727 et seq., as amended), or any State, city or municipality of the United States; (vii) Borrower is or may become liable to the account debtor for goods sold or services rendered by the account debtor to Borrower; (viii) the account debtor's total obligations to Borrower exceed fifteen percent (15.0%) of all Eligible Receivables, to the extent of such excess; (ix) the account debtor disputes liability or makes any claim with respect thereto (up to the amount of such liability or claim), or is subject to any insolvency or bankruptcy proceeding, or becomes insolvent, fails or goes out of a material portion of its business; (x) the amount thereof consists of late charges or finance charges; (xi) the face amount thereof exceeds $100,000, unless accompanied by evidence of shipment of the goods relating thereto satisfactory to Lender in its sole discretion; or (xii) the Receivable is a "cash on delivery" (or "C.O.D.") account.

"Equipment" means all of Borrower's present and hereafter acquired machinery, molds, machine tools, motors, furniture, equipment, furnishings, fixtures, trade fixtures, motor vehicles, tools, parts, dyes, jigs, goods and other tangible personal property (other than Inventory) of every kind and description used in Borrower's operations or owned by Borrower and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions or improvements to any of the foregoing, wherever located.

"ERISA" means the Employment Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

"ERISA Affiliate" means each trade or business (whether or not incorporated and whether or not foreign) which is or may hereafter become a member of a group of which

FINOVA                           LOAN AND SECURITY AGREEMENT


Borrower is a member and which is treated as a single employer under ERISA
Section 4001(b)(1), or IRC Section 414.

"Event of Default" means any of the events set forth in Section 17.1 of this Agreement.

"Fixed Asset Loans" has the meaning set forth on the Schedule.

"General Intangibles" means all general intangibles of Borrower, whether now owned or hereafter created or acquired by Borrower, including, without limitations all choses in action, causes of action, corporate or other business records, Deposit Accounts, inventions, designs, drawings, blueprints, patents, patent applications, trademarks and the goodwill of the business symbolized thereby, names, trade names, trade secrets, goodwill, copyrights, registrations, licenses, franchises, customer lists, security and other deposits, rights in all litigation presently or hereafter pending for any cause or claim (whether in contract, tort or otherwise), and all judgments now or hereafter arising therefrom, all claims of Borrower against Lender, rights to purchase or sell real or personal property, rights as a licensor or licensee of any kind, royalties, telephone numbers, proprietary information, purchase orders, and all insurance policies and claims (including without limitation credit, liability, property and other insurance), tax refunds and claims, computer programs, discs, tapes and tape files, claims under guaranties, security interests or other security held by or granted to Borrower to secure payment of any of the Receivables by an account debtor, all rights to indemnification and all other intangible property of every kind and nature (other than Receivables).

"Guarantors" means the persons set forth on the Schedule.

"Guaranty" means individually and collectively, that certain Continuing Guaranty of even date herewith from Guarantor in favor of Lender in a form acceptable to Lender.

"Indebtedness" means all of Borrower's present and future obligations, liabilities, debts, claims and indebtedness, contingent fixed or otherwise, however evidenced, created, incurred, acquired, owing or arising, whether under written or oral agreement, operation of law or otherwise, and includes, without limiting the foregoing (i) the Obligations, (ii) obligations and liabilities of any Person secured by a lien, claim, encumbrance or security interest upon property owned by Borrower, even though Borrower has not assumed or become liable therefor, (iii) obligations and liabilities created or arising under any lease (including Capital Leases) or conditional sales contract or other title retention agreement with respect to property used or acquired by Borrower, even though the rights and remedies of the lessor, seller or lender are limited to repossession, (iv) all unfunded pension fund obligations and liabilities, (v) deferred taxes, (vi) indebtedness to Subordinating Creditors and (vii) so called "off-balance sheet" obligations with respect to Equipment financing.

"Initial Term" has the meaning set forth on the Schedule.

"Inventory" means all of Borrower's now owned and hereafter acquired goods, merchandise or other personal property, wherever located, to be furnished under any contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in Borrower's business or used in connection with the manufacture, packing, shipping, advertising, selling or finishing of such goods, merchandise or other personal property, and all documents of title or other documents representing them.

"Inventory Loans" has the meaning set forth on the Schedule.

"Investment Property" has the meaning given to it in the Code.

"IRC" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

"Loan Documents" means, collectively, this Agreement, the Guaranty, the Support Agreement, the Collateral Assignments, the Subordination Agreement, the Rate Cap Agreement, the Powers of Attorney, any note or notes executed by Borrower and payable to Lender, and any other agreement entered into in connection with this Agreement, such security agreements, intellectual property assignments and mortgages as Lender may require with respect to this Agreement or the Guaranty, together with all alterations, amendments, changes, extensions, modifications, refinancings, refundings, renewals, replacements, restatements, or supplements, of or to any of the foregoing.

"Loan Party" means Borrower, each Guarantor, each Subordinating Creditor and each other party (other than Lender) to any Loan Document.

"Make Whole Premium" shall equal the excess, if any, of (a) the Discounted Value immediately prior to any prepayment of that portion of the Term Loan which is being prepaid over (b) the principal balance of the Term Loan being prepaid as of the date of any such prepayment. Expressed mathematically, the difference, if greater than zero, arising when the amount determined pursuant to clause (b) of the preceding sentence is subtracted from the amount determined pursuant to clause (a) of the preceding sentence.

"Multiemplover Plan" means a "multiemployer plan" as defined in ERISA Sections 3(37) or 4001(a)(3) or IRC Section 414(f) which covers employees of Borrower or any ERISA Affiliate.

"Net Worth" at any date means the Borrower's net worth as determined in accordance with generally accepted accounting principles, consistently applied.

"Obligations" means all present and future loans, advances, debts, liabilities, obligations, covenants, duties and

FINOVA                           LOAN AND SECURITY AGREEMENT


indebtedness at any time owing by Borrower to Lender, whether evidenced by this Agreement any note or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, banker's acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect (including, without limitation, those acquired by assignment and any participation by Lender in Borrower's debts owing to others), absolute or contingent, due or to become due, including, without limitation, all interest, charges, expenses, fees, attorney's fees, expert witness fees, examination fees, letter of credit fees, collateral monitoring fees, closing fees, facility fees, Termination Fees, Unused Line Fees and any other sums chargeable to Borrower hereunder or under any other agreement with Lender.

"Operating Cash Flow - Actual" means, for any period, Borrower's consolidated net income or loss (excluding the effect of any extraordinary gains or losses from sales of property not in the ordinary course of business), determined in accordance with generally accepted accounting principles, plus each of the following items to the extent deducted from the revenues of Borrower in the calculation of net income or loss: (i) depreciation; (ii) amortization; (iii) interest expense paid, (iv) income taxes accrued; (v) depletion; and (vi) other non-cash expense; less (i) income taxes paid; (ii) other non-cash income; and
(iii) all actual Capital Expenditures made during such period.

"Operating Cash Flow - Permitted" means, for any period, Borrower's consolidated net income or loss (excluding the effect of any extraordinary gains or losses from sales of property not in the ordinary course of business), determined in accordance with generally accepted accounting principles, plus each of the following to the extent deducted from the revenue of Borrower in the calculation of net income or loss: (i) depreciation; (ii) amortization; (iii) interest expense paid; (iv) income taxes accrued; (v) depletion; and (vi) other non-cash expense; less (i) income taxes paid; (ii) other non-cash income; and (iii) all permitted Capital Expenditures made during such period (without regard to any waiver given by Lender as to the limitation on Capital Expenditures set forth in
Article 14).

"Overlines" has the meaning set forth in Section 1.3.

"PBGC" means the Pension Benefit Guarantee Corporation.

"Permitted Encumbrance" means each of the liens, mortgages and other security interests set forth on the Schedule and incorporated herein by this reference.

"Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, government, or any agency or political division thereof, or any other entity.

"Plan" means any plan described in ERISA Section 3(2) maintained for employees of Borrower or any ERISA Affiliate, other than a Multiemployer Plan.

"Powers of Attorney" means one or more powers of attorney of even date herewith, executed by Borrower in favor of Lender with respect to any part of the Collateral.

"Prepared Financials" means the balance sheets of Borrower as of the date set forth in the Schedule, and as of each subsequent date on which audited balance sheets are delivered to Lender from time to time hereunder, and the related statements of operations, changes in stockholder's equity and changes in cash flow for the periods ended on such dates.

"Prohibited Transaction" means any transaction described in Section 406 of ERISA which is not exempt by reason of Section 408 of ERISA, and any transaction described in Section 4975(c) of the IRC which is not exempt by reason of Section 4975(c)(2) of the IRC.

"Rate Cap Agreement" has the meaning set forth in Section 2. I(o) of this Agreement.

"Receivable Loans" has the meaning set forth on the Schedule.

"Receivables" means all of Borrower's now owned and hereafter acquired accounts (whether or not earned by performance), proceeds of any letters of credit naming Borrower as beneficiary, contract rights, chattel paper, instruments, documents and all other forms of obligations at any time owing to Borrower, all guaranties and other security therefor, whether secured or unsecured, all merchandise returned to or repossessed by Borrower, and all rights of stoppage in transit and all other rights or remedies of an unpaid vendor, lienor or secured party.

"Reinvestment Yield" means the rates shown under the column heading "Ask Yld." for "Govt. Bonds & Notes" in the "Treasury Bonds, Notes & Bills" Section of The Wall Street Journal - Western Edition published on the Business Day prior to the date of an, proposed prepayment of the Term Loan for the government bond or note with a maturity date having the closest matching maturity to the Weighted Average Life to Maturity, or, if there are more than one government bonds or notes with a maturity date having the closest matching maturity to the Weighted Average Life to Maturity, the highest of the rates shown in the "Ask Yld." column for any such bond or note.

"Remaining Scheduled Payment Amount" means the amount of each scheduled payment of principal of and interest on a Term Loan being prepaid that would be due on or after the date of a prepayment of such Term Loan if no payment of such Term Loan were made prior to its scheduled due date.

"Renewal Term" has the meaning set forth on the Schedule.

"Reportable Event" means a reportable event described in Section 4043 of ERISA or the regulations thereunder, a withdrawal from a Plan described in Section 4063 of ERISA, or a cessation of operations described in Section 4068(f) of ERISA.

FINOVA                           LOAN AND SECURITY AGREEMENT


"Schedule" has the meaning given to it in Section 1.1 above.

"Senior Contractual Debt Service" means, for any period, the sum of payments made or required to be made by Borrower during such period for interest and scheduled principal payments due on the Indebtedness owed to Lender.

"Subordinated Debt" means liabilities of Borrower the repayment of which is subordinated, to the payment and performance of the Obligations, pursuant to a subordination agreement on Lender's standard form.

"Subordinating Creditor" means the persons set forth on the Schedule.

"Subordination Agreement" means the Subordination Agreement of even date herewith, by and between each Subordinating Creditor and Lender, as such Subordination Agreement may be amended, supplemented or otherwise modified from time to time.

"Support Agreement" means the Support Agreements of even date herewith, executed by each of W. Gary Suttle and James M. Thomson in favor of Lender, as such agreements may be supplemented or otherwise modified from time to time.

"Termination Fee" has the meaning set forth in Section 16.4 above.

"Total Contractual Debt Service" means, for any period, the sum of payments made or required to be made by Borrower during such period for interest and scheduled principal payments due on any and all Indebtedness of Borrower.

"Total Facility" has the meaning set forth on the Schedule.

"Trademarks, Licenses and Patents" means all of Borrower's right, title and interest in and to: (i) trademarks, trademark registrations, trade names, trade name registrations, and trademark or trade name applications, including without limitation such as are listed on the Schedule, attached hereto and made a part hereof, as the same may be amended from time to time, and (a) renewals thereof,
(b) all income, royalties, damages and payments now and hereafter due and/or payable with respect thereto, including, without limitation, damages and payments for past or future infringements thereof, (c) the right to sue for past, present and future infringements thereof, (d) all rights corresponding thereto throughout the world, and (e) the goodwill of the business operated by Borrower connected with and symbolized by any trademarks or trade names, (ii) license agreements, including without limitation such as are listed on the Schedule attached hereto and made a part hereof, and the right to prepare for sale, sell, and advertise for sale any Inventory now or hereafter owned by Borrower and now or hereafter covered by such licenses, and (iii) patents and patent applications, registered or pending, including without limitation such as are listed on the Schedule, attached hereto, together with all income, royalties, shop rights, damages and payments thereto, the right to sue for infringements thereof, and all rights thereto throughout the world and all reissues, divisions, continuations, renewals, extensions and continuations-inpart-thereof, and the goodwill of the business connected with the use of and symbolized by such patents.

"Unused Line Fee" has the meaning set forth in Section 3. 1 (IV) of the Schedule.

"Weighted Average Life to Maturity" shall mean the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) the sum of the products obtained by multiplying each remaining scheduled payment of principal under the Term Loan being prepaid by the number of years (calculated to the nearest one-twelfth year) which will elapse between the date of a prepayment of ' such Term Loan and the scheduled due date of such remaining scheduled principal payments, by (ii) the outstanding principal balance of Term Loan being prepaid on such prepayment date.

    18.2 Other Terms. All accounting terms used in this Agreement unless otherwise indicated, shall have the meanings given to, such terms in accordance with generally accepted accounting principles, consistently applied. All other terms contained in this Agreement, unless otherwise indicated, shall have the meanings provided by the Code, to the extent such terms are defined therein.

19       MISCELLANEOUS.

    19.1 Recourse to Security, Certain Waivers. All Obligations shall be payable by Borrower as provided for herein and, in full, at the termination of this Agreement; recourse to security shall not be required at any time. Borrower waives presentment and protest of any instrument and notice thereof, notice of default and, to the extent permitted by applicable law, all other notices to which Borrower might otherwise be entitled.

    19.2 No Waiver by Lender. Neither Lender's failure to exercise any right, remedy or option under this Agreement, any supplement, the Loan Documents or any other agreement between Lender and Borrower nor any delay by Lender in exercising the same shall operate as a waiver. No waiver by Lender shall be effective unless in writing and then only to the extent stated. No waiver by Lender shall affect its right to require strict performance of this Agreement. Lender's rights and remedies shall be cumulative and not exclusive.

    19.3 Binding on Successor and Assigns. All terms, conditions, promises, covenants, provisions and warranties shall inure to the benefit of and bind Lender's and Borrower's respective representatives, successors and assigns.

    19.4 Severability. If any provision of this Agreement shall be prohibited or invalid under applicable law, it shall be ineffective only to such extent, without invalidating the remainder of this Agreement.

FINOVA                           LOAN AND SECURITY AGREEMENT


    19.5 Amendments, Assignments. This Agreement may not be modified, altered or amended, except by an agreement in writing signed by Borrower and Lender. Borrower may not sell, assign or transfer any interest in this Agreement or any other Loan Document, or any portion thereof, including, without limitation, any of Borrower's rights, title, interests, remedies, powers and duties hereunder or thereunder. Borrower hereby consents to Lender's participation, sale, assignment, transfer or other disposition, at any Time or times hereafter, of this Agreement and any of the other Loan Documents, or of any portion hereof or thereof, including, without limitation, Lender's rights, title, interests, remedies, powers and duties hereunder or thereunder. In connection therewith, Lender may disclose all documents and information which Lender now or hereafter may have relating to Borrower or Borrower's business. To the extent that Lender assigns its rights and obligations hereunder to a third party, Lender shall thereafter be released from such assigned obligations to Borrower and such assignment shall effect a novation between Borrower and such third party.

    19.6 Integration. This Agreement, together with the Schedule (which is a part hereof) and the other Loan Documents, reflect the entire understanding of the parties with respect to the transactions contemplated hereby.

    19.7 Governing Law, Waivers. THIS AGREEMENT SHALL BE DEEMED TO HAVE BEEN MADE IN THE STATE OF ARIZONA AND SHALL BE INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF ARIZONA AND NOT THE CONFLICT OF LAWS RULES OF THE STATE OF ARIZONA GOVERNING CONTRACTS TO BE PERFORMED ENTIRELY WITHIN SUCH STATE. BORROWER HEREBY AGREES TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF MARICOPA, STATE OF ARIZONA OR, AT THE SOLE OPTION OF LENDER, IN ANY OTHER COURT IN WHICH LENDER SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. BORROWER WAIVES ANY OBJECTION OF FORUM NON CONVENIENS AND VENUE. BORROWER FURTHER WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT, AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE IN THE MANNER SET FORTH IN
SECTION 19.13 HEREOF FOR THE GIVING OF NOTICE. BORROWER FURTHER WAIVES ANY RIGHT IT MAY OTHERWISE HAVE TO COLLATERALLY ATTACK ANY JUDGMENT ENTERED AGAINST IT.

    19.8 Survival. All of the representations and warranties of Borrower contained in this Agreement shall survive the execution, delivery and acceptance thereof by the parties. No termination of this Agreement or of any guaranty of the Obligations shall affect or impair the powers, obligations, duties, rights, representations, warranties or liabilities of the parties hereto and all shall survive such termination.

    19.9 Evidence of Obligations. Each Obligation may, in Lender's discretion, be evidenced by notes or other instruments issued or made by Borrower to Lender. If not so evidenced, such Obligation shall be evidenced solely by entries upon Lender's books and records.

    19.10 Collateral Security. The Obligations shall constitute one loan secured by the Collateral. Lender may, in its sole discretion, (i) exchange, enforce, waive or release any of the Collateral, (ii) apply Collateral and direct the order or manner of sale thereof as it may determine and (iii) settle, compromise, collect or otherwise liquidate any Collateral in any manner without affecting its right to take any other action with respect to any other Collateral.

    19.11 Application of Collateral. Lender shall have the continuing and exclusive right to apply or reverse and re-apply any and all payments to any portion of the Obligations in such order and manner as Lender shall determine in its sole discretion. To the extent that Borrower makes a payment or Lender receives any payment or proceeds of the Collateral for Borrower's benefit which is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the Obligations or part thereof intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Lender.

    19.12 Loan Requests. Each oral or written request for a loan by any Person who purports to be any employee, officer or authorized agent of Borrower shall be made to Lender on or prior to 10:00 a.m., Los Angeles time, on the Business Day on which the proceeds thereof are requested to be paid to Borrower and shall be conclusively presumed to be made by a Person authorized by Borrower to do so and the crediting of a loan to Borrower's operating account shall conclusively establish Borrower's obligation to repay such loan. Unless and until Borrower otherwise directs Lender in writing, all loans shall be wired to Borrower's operating account set forth on the Schedule.

    19.13 Notices. Any notice required hereunder shall be in writing and addressed to the Borrower and Lender at their addresses set forth at the beginning of this Agreement. Notices hereunder shall be deemed received on the earlier of receipt, whether by mail, personal delivery, facsimile, or otherwise, or three (3) days after deposit in the United States mail, postage prepaid.

    19.14 Brokerage Fees. Borrower represents and warrants to Lender that, with respect to the financing transaction herein contemplated, and except for a commission payable by Borrower to Vrolyk & Co. in an

FINOVA                           LOAN AND SECURITY AGREEMENT


amount not to exceed $350,000, no Person is entitled to any brokerage fee or other commission and Borrower agrees to indemnify and hold Lender harmless against any and all such claims.

    19.15 Disclosure. No representation or warranty made by Borrower in this Agreement, or in any financial statement, report, certificate or any other document furnished in connection herewith contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading. There is no fact known to Borrower or which reasonably should be known to Borrower which Borrower has not disclosed to Lender in writing with respect to the transactions contemplated by this Agreement which materially and adversely affects the business, assets, operations, prospects or condition (financial or otherwise), of Borrower.

    19.16 Publicity. Lender is hereby authorized to issue appropriate press releases and to cause a tombstone to be published announcing the consummation of this transaction and the aggregate amount thereof.

    19.17 Captions. The Section titles contained in this Agreement are without substantive meaning and arc not part of this Agreement.

    19.18 Injunctive Relief. Borrower recognizes that, in the event Borrower fails to perform, observe or discharge any of its Obligations under this Agreement, any remedy at law may prove to be inadequate relief to Lender. Therefore, Lender, if it so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

    19.19 Counterparts. This Agreement may be executed in one or more counterparts, each of which taken together shall constitute one and the same instrument.

    19.20 Construction. The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto.

    19.21 Time of Essence. Time is of the essence for the performance by Borrower of the Obligations set forth in this Agreement.

    19.22 Limitation of Actions. Borrower agrees that any claim or cause of action by Borrower against Lender, or any of Lender's directors, officers, employees, agents, accountants or attorneys, based upon, arising from, or relating to this Agreement, or any other present or future agreement, or any other transaction contemplated hereby or thereby or relating hereto or thereto, or any other matter, cause or thing whatsoever, whether or not relating hereto or thereto, occurred, done, omitted. or suffered to be done by Lender, or by Lender's directors, officers, employees, agents, accountants or attorneys, whether sounding in contract or in tort or otherwise, shall be barred unless asserted by Borrower by the commencement of an action or proceeding in a court of competent jurisdiction by the filing of a complaint within one year after the first act, occurrence or omission upon which such claim or cause of action, or any part thereof, is based and service of a summons and complaint on an officer of Lender or any other person authorized to accept service of process on behalf of Lender, within 30 days thereafter. Borrower agrees that such one-year period of time is a reasonable and sufficient time for Borrower to investigate and act upon any such claim or cause of action. The one year period provided herein shall not be waived, tolled, or extended except by a specific written agreement of Lender. This provision shall survive any termination of this Loan Agreement or any other agreement.

    19.23 Liability. Neither Lender nor any Lender Affiliate shall be liable for any indirect, special, incidental or consequential damages in connection with any breach of contract, tort or other wrong relating to this Agreement or the Obligations or the establishment, administration or collection thereof (including without limitations damages for loss of profits, business interruption, or the like), whether such damages are foreseeable or unforeseeable, even if LENDER has been advised of the possibility of such damages. Neither Lender, nor any Lender Affiliate shall be liable for any claims, demands, losses or damages, of any kind whatsoever, made, claimed, incurred or suffered by the Borrower through the ordinary negligence of Lender, or any Lender Affiliate. "Lender Affiliate" shall mean Lender's directors, officers, employees, agents, attorneys or any other person or entity affiliated with or representing Lender.

    19.24 Notice of Breach by Lender. Borrower agrees to give Lender written notice of (i) any action or inaction by Lender or any attorney of Lender in connection with any Loan Documents that may be actionable against Lender or any attorney of Lender or (ii) any defense to the payment of the Obligations for any reason, including, but not limited to, commission of a tort or violation of any contractual duty or duty implied by law. Borrower agrees that unless such notice is fully given as promptly as possible (and in any event within thirty (30) days) after Borrower has knowledge, or with the exercise of reasonable diligence should have had knowledge, of any such action, inaction or defense, Borrower shall not assert, and Borrower shall be deemed to have waived, any claim or defense arising therefrom.

    19.25 Application of Insurance Proceeds. The net proceeds of any casualty insurance insuring the Collateral, after deducting all costs and expenses (including attorneys' fees) of collection, shall be applied, at Lender's option, either toward replacing or restoring the Collateral, in a manner and on terms satisfactory to Lender, or toward payment of the Obligations. Any proceeds applied to the payment of Obligations shall be applied in such manner as Lender may elect. In no event shall such application relieve

FINOVA                           LOAN AND SECURITY AGREEMENT


Borrower from payment in full of all installments of principal and interest which thereafter become due in the order of maturity thereof.

    19.26 MUTUAL WAIVER OF RIGHT TO JURY TRIAL LENDER AND BORROWER EACH HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO: (i) THIS AGREEMENT; OR (ii) ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN LENDER AND BORROWER; OR (iii) ANY CONDUCT, ACTS OR OMISSIONS OF LENDER OR BORROWER OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ANY OTHER PERSONS AFFILIATED WITH LENDER OR BORROWER; IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.


                            [SIGNATURE PAGE FOLLOWS]

FINOVA                           LOAN AND SECURITY AGREEMENT


                                          "BORROWER"

                                          ROCKFORD CORPORATION
WITNESS

 /s/                                      BY: /s/  W. Gary Suttle
-----------------------------                 ---------------------------------
                                          NAME: W. Gary Suttle
                                          TITLE: President


                                          "LENDER"

                                          FINOVA CAPITAL CORPORATION
WITNESS

 /s/                                      BY: /s
-----------------------------                 ---------------------------------
                                          NAME:
                                                -------------------------------
                                          TITLE:  Vice President



State of  Arizona          )
                           ) ss.
County of  Maricopa        )

         The foregoing was acknowledged before me this 18 day of June, 1997, by
W. Gary Suttle the President of ROCKFORD CORPORATION, an Arizona corporation, on behalf of said corporation.

                                          /s/
                                          -------------------------------------
                                          Notary Public
My Commission Expires:




State of                   )
         --------------
                           ) ss.
County of                  )
         --------------

         The foregoing was acknowledged before me this       day of June, 1997,
                                                       -----
by                               , the                           of FINOVA
   ------------------------------      -------------------------
CAPITAL CORPORATION, a Delaware corporation, on behalf of said corporation.


                                          -------------------------------------
                                          Notary Public
My Commission Expires:

STATE OF California
                               ) SS.
COUNTY OF Los Angeles

                  On June 24, 1997, before me, Lisa Willis, Notary Public, personally appeared Carleton S. Breed,

                   personally known to me
              ---
               X   proved to me on the basis of satisfactory evidence
              ---

to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

                  Witness my hand and official seal.

[Notary Seal]                                   /s/
                                               ---------------------------------
                                                                     Lisa Willis
                                               My Commission Expires Feb 2, 2001

              SCHEDULE OF EXCEPTIONS OF GENERAL REPRESENTATIONS AND
                                   WARRANTIES



Section
12.1     Due Organization

         Response: No exceptions


12.2     Other Names

         Response: No exceptions


12.3     Due Authorization

         Response: No exceptions


12.4     Binding Obligation

         Response: No exceptions


12.5     Intangible Property

         Response: Rockford Corporation conducts business in the following countries and has not trademarked the Rockford name: Barbados, Lebanon, Belgium, Netherlands Antilles, Bermuda, Netherlands, Croatia, New Caledonia, Cyprus, Panama, Egypt, Puerto Rico, French Polynesia, Slovenia, Honduras, South Africa, Jamaica, Syria, Jordan, Virgin Islands

         Rockford's plans to apply for trademarks in these countries over the next several years due to the expense.

         Connecting Punch has not been trademarked domestic and internationally. We are in process of applying for the trademark in the United States. We have yet to determine the need of trademarking Connecting Punch internationally.

12.6     Capital

         Response: No exceptions


12.7     Material Litigation

         Response: See attached listing of pending litigation letter.


12.8     Title: Security Interest of Lender

         Response: No exceptions


12.9     Restrictive Agreements: Labor Contracts

         Response: No exceptions


12.10    Laws

         Response: No exceptions


12.11    Consents

         Response: No exceptions


12.12    Defaults

         Response: The Senior Notes that remain outstanding have a waiver through December 31, 1997. If the notes are not called it could possibility result in a default of the loan covenants within the agreement.


12.13    Financial Condition

         Response:        No exceptions

12.14    ERISA

         Response:        No exceptions


12.15    Taxes

         Response: No exceptions


12.16    Locations


         Response:        No exceptions


12.17    Business Relationships

         Response: Harkzell Manufacturing is a company that produces our heat sinks for our electronics products. Harkzell is one of our largest vendors. On June 12' Harkzell visited Rockford and announce about a 150/o price increase on our existing heat sinks. We are reviewing our options of either moving the production to a new vendor or continuing working with a vendor we are experiencing a difficult relationship. We expect to have a plan in place shortly to address this situation.

         Rockford Corporation has in process the termination of 3 to 5 dealers on a monthly basis. The dealers usually represent a small portion of the companies total business. This is a process that we see continuing into the future.


12.18    Reaffirmations

         Response: No exceptions